UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 24, 1999 (August 6,1999)


                  ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


          Colorado                    0-17325                 88-0218499
(State or other jurisdiction     (Commission file number)     (IRS Employer
       of incorporation)                                     Identification No.)

16101 La Grande Drive, Suite 100
Little Rock, AR                                                    72223
-----------------------------------                              ------------
(Address of principal executive offices)                         (Zip Code)

                           Copy of Communications to:
                              Mercedes Travis, Esq.
                              Mintmire & Associates
                               265 Sunrise Avenue
                                    Suite 204
                              Palm Beach, FL 33480
                                 (561) 832-5696


Registrant's telephone number, including area code: (501) 821-2222




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Item 1.           Change in Control of Registrant

         Under a letter of intent dated April 8, 1999, ERHC Investor Group Inc. ("ERHCIG") proposed to acquire 51% of the Company's Common Stock on a fully-diluted basis (the "Letter of Intent"). An initial closing occurred effective May 14, 1999. Thereafter, control of the Company changed, subject to a final closing.

         Effective June 13, 1999, the Company received the first installment under the Letter of Intent in that it received $1,096,000. Pursuant to the Letter of Intent, the Company was obligated to issue a total of 79,887,802 shares which represented 15% of the 51% to be acquired. Of such shares, 20,920,000 were to be issued directly to members of one of the limited liability companies with the balance to be issued to the limited liability companies themselves.

         The second installment of $1,000,000 under the Letter of Intent was to be paid to the Democratic Republic of Sao Tome and Principe (" DRSTP") at such time as a certain letter confirming the DRSTP's intention to honor the 5% overriding royalty interest due to the Company upon payment of the last $1 million was secured by the Company. In this regard, the Company secured such letters and in late June notified the limited liability companies that delivery of the $1,000,000 for the benefit of the DRSTP was required. No response was given to such request. On July 1, 1999, the four (4) remaining original members of the Board of Directors demanded word from the limited liability companies as to their intentions to honor their commitments under the Subscription Agreements. Such letter demanded payment of the $1 million within ten (10) days. No response was given to such request and on July 15, 1999, counsel for the Company made written demand for such payment within forty-eight (48) hours.

         Shortly thereafter, the Company was approached by one of its Noteholders, Talisman Capital Opportunity Ltd. which had become aware of the failure of the limited liability companies to perform on the second installment. Talisman Capital commenced negotiations with the Company and made alternative proposals to fund it. On August 2, 1999, the Board of Directors met to review the position of the limited liability companies and to consider the final proposal offered by Talisman Capital on behalf of TC Hydro Carbon Inc. ("TCHC"), a Delaware corporation owned by Talisman Capital. After consideration of the alternatives and the risk of losing the DRSTP position if the final payment were not made to the government, the Board voted to find the limited liability companies in default and to accept the TCHC offer. Further, the Board acknowledged receipt of the $1 million from the members of the limited liability companies and agreed to release the 20,920,000 shares to such members.

         On August 5, 1999, the Company and TCHC executed a Securities Purchase Agreement ("TCHC SPA") under which the Company agreed to issue 375,000,000 shares (with additional shares to be issued if, after settlement of claims which predate the TCHC SPA, the total shares on a fully diluted basis as determined immediately prior to the execution of the TCHC SPA exceeded 160,000,000) at an aggregate purchase price of $1,000,000 and to execute an agreement with TCHC whereby TCHC agreed to provide a working capital line of credit in the aggregate amount of $4,000,000 to be drawn down by the Company over a twenty-four (24) month period. The terms of such working capital line of credit allow for monthly draw downs of


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no more than  $350,000 and it is supported by a  non-revolving  promissory  note bearing eight percent (8%) interest per annum. Under such note each installment is automatically convertible into shares of the Company at a conversion rate of $.20 per share 180 days from the advance of each installment. Under such promissory note, the maximum number of additional shares to be issued is 20,000,000 if all $4,000,000 is drawn.

         The $1,000,000 was deposited into an escrow account established in the Company's name and was wired to the DRSTP on August 20, 1999 since new management received sufficient assurances to meet the requirements enumerated in the escrow agreement annexed to the TCHC SPA after representatives of Talisman Capital met with the government of Sao Tome. The Company now has met its commitment to the government and paid the concession fee in full. Approximately $1.5 million is held in TCHC's account for advances under the working capital line of credit of which an initial installment has been made to the Company. The advances are to be used by the Company to liquidate outstanding accounts payable and to fund ongoing operations including the STPETRO operations in DRSTP. In this regard, the Company already has liquidated accounts payable to trade creditors in excess of $225,000. The Company believes that such installments will permit it to meet its commitments to the DRSTP and STPETRO and the Company is in the process of establishing an office for STPETRO in Sao Tome.

         Immediately following execution of the TCHC SPA, the four (4) remaining original members of the Board met and removed Messrs. Chu, Warner and Hendelson from the Board for cause due to the failure of performance under the Letter of Intent and appointed Geoffrey Tirman, Laura Kleber, Mark A. Lee, Brian Ladin and Noreen Wilson to the Board, with Mr. Tirman appointed as Chairman. Thereafter Messrs. McKnight, Waters and Griffin resigned leaving Mr. Callender as the only remaining original Board member.

         The closing under the TCHC SPA occurred on August 6, 1999 when the Company met all of the closing conditions and had the certificates for TCHC issued. On such date, the Board met, accepted the resignations of Messrs. McKnight, Waters and Griffin and elected Mr. Tirman as President and Chief Executive Officer, Mr. Lee as Vice President, Ms. Kleber as Treasurer and Chief Financial Officer and Brian Ladin as Secretary.

         As of August 6, 1999, control of the Company effectively changed. The TCHC SPA is filed as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 1999.

New Directors and Officers

         Mr.  James Callender remains as a member of the Board of Directors.

         Geoffrey Tirman was elected Chairman of the Board on August 5, 1999 and elected President and Chief Executive Officer on August 6, 1999. Mr. Geoffrey Tirman has eleven years of international investment experience in both the United States and abroad. Since 1997, Mr. Tirman has been president of Talisman Capital, Inc., the Investment Manager of Talisman Capital International Ltd., a British Virgin Island ("BVI") mutual fund and President of Talisman Capital


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Opportunity Fund Inc., the Investment  Manager of Talisman  Capital  Opportunity
Fund International Ltd., a BVI mutual fund. Mr. Tirman is a director of Pacer Technology, Inc., a publicly traded U.S. manufacturing and distribution company; the deputy chairman of ChinaWeb Ltd., a Bermuda based private company with principal operations in the People's Republic of China ("PRC"); a director of SEEC Information Technology Company, a PRC based company operating an electronic data interchange and internet access operation in conjunction with China Telecom; a director of Homeway Infomedia Co., Ltd., a PRC based financial internet portal site; the founder and president of Warberg Saffra Holdings, Inc., which serves as the General Partner of Global Real Estate Funding Partners, L.P., a U.S. based commercial real estate investment partnership with investments in excess of US$45 million.

         Since beginning his career, Mr. Tirman has negotiated and structured investments in over 110 public and private companies in the United States and abroad. Mr. Tirman also has identified and executed investments in capital structure arbitrage, reorganizations and distressed securities on a global basis. From 1993 through 1997, Mr. Tirman was employed by Everest Capital Ltd., Hamilton, Bermuda. Mr. Tirman joined Everest initially as Vice President, and was subsequently promoted to Senior Vice President. While at Everest, Mr. Tirman analyzed and executed global investments in capital structure arbitrage, convertible securities, special situations and distressed securities. Additionally, Mr. Tirman negotiated and executed direct investments in excess of US$350 million in over 40 companies in the United States and abroad. It was Mr. Tirman's work as a selling institutional analyst at PaineWebber, Inc. during early 1993 that caught the attention of several international money managers, and ultimately a position with Everest. In 1992, Mr. Tirman was a financial analyst and consultant in the bankruptcy, and subsequent reorganization, of a US$400 million limited partnership. In 1987 and from 1990 through 1992, Mr. Tirman worked for a money management firm with approximately US$100 million under management. Mr. Tirman was an assistant portfolio manager specializing in distressed companies and securities.

        In 1990, Mr.Tirman received a Masters of Business Administration degree, with an emphasis in corporate finance and accounting, from the A.B. Freeman School of Business, Tulane University, New Orleans, Louisiana. Mr. Tirman was an A.B. Freeman Fellow, a member of the Tulane University Presidents Counsel and an elected representative to the Academic Integrity Committee. In 1987, Mr. Tirman received a Bachelors of Business Administration degree, with an emphasis in finance and economics, from the University of Arkansas, Little Rock, Arkansas.

         Laura Kleber was elected to the Board on August 5, 1999 and elected Treasurer and Chief Financial Officer on August 6, 1999. Ms. Kleber has over 20 years of accounting experience, primarily in financial reporting and trade operations. From 1994 through 1997, Ms. Kleber was the trading manager for Everest Capital Ltd., Hamilton, Bermuda. From 1991 through 1994, Ms. Kleber was the Managing Director of Securities Trading Ltd., the general partner of Hamilton Partners, a registered broker-dealer/hedge fund in Hamilton, Bermuda. As Managing Director she was responsible for all financial and regulatory reporting. From 1980 through 1991 Ms. Kleber was employed by Commodities Corporation. She was hired as a Physicals Accountant, then promoted to Physicals Accounting Supervisor where she was responsible for the financial reporting of


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the Grain Trading division,  Cattle Hedge operations,  and financial instruments hedge trading. In 1985 she joined the controller's group as the Manager of Corporate Accounting, responsible for monthly and quarterly financial reporting, as well as managing the annual audit. She was promoted to Assistant Vice President in 1989. In 1991, Ms. Kleber started a new subsidiary for the firm named Securities Trading Ltd.

         Ms. Kleber  graduated from The College of New Jersey,  Hillwood  Lakes,
New   Jersey,   in  1979  with  a  Bachelor   of  Science   degree  in  Business
Administration, with a concentration in Accounting.

         Mark A. Lee was elected to the Board on August 5, 1999 and elected Vice President on August 6, 1999. Mr. Lee has over 18 years experience in money management, securities brokerage and investment analysis. Mr. Lee recently joined Talisman Capital as principal and partner. From 1983 through 1999, Mr. Lee was employed by Morgan Keegan & Company. Most recently, Mr. Lee was president of Morgan Keegan's Private Client Group, responsible for over half of Morgan Keegan's US$400 million in revenues, directing the operation of the firm's 41 branch offices as well as its asset management and financial services divisions. Additionally, Mr. Lee was personally responsible for the placement and management of over US$300 million of client assets, while acting as an advisor to private and institutional investors. Mr. Lee previously served as Managing Director and Chief Executive of the Arkansas Division of Morgan Keegan which grew to become its largest and most profitable unit outside of its Memphis Headquarters. Mr. Lee was a member of Morgan Keegan's Executive Committee and Chairman of the Retail Advisory Committee.

         Mr. Lee graduated from the University of Mississippi in 1981 with a Bachelor of Business Administration, cum laude. Mr. Lee was until recently Vice Chairman of the Board of a privately held manufacturing company, and has extensive experience with private equity and commercial real estate investments. Mr. Lee has served on the Executive Committee of the Arkansas Arts Center Board of Trustees and is a member of the Young Presidents Organization.

         Brian Ladin was elected to the Board on August 5, 1999 and elected Secretary on August 6, 1999. Mr. Ladin has five years of international investment experience in merchant banking and corporate finance. Mr. Ladin initially joined Talisman as Assistant Vice President in 1997, and was subsequently promoted to Senior Vice President and principal. Mr. Ladin has analyzed and executed direct investments in over 15 public and private companies in the United States and abroad. Additionally, Mr. Ladin has analyzed investments in capital structure arbitrage, special situations and distressed securities. From 1996 through 1997, Mr. Ladin worked as a Senior Credit Analyst for ABN AMRO Bank in Houston, Texas. Mr. Ladin analyzed over US$1 billion in high-yield acquisition financing for U.S. and Latin American- based companies. Mr. Ladin also analyzed private equity investments for the bank's proprietary capital group. Mr. Ladin assisted in the origination, analysis and structuring of loans in excess of US$737 million to several different industry sectors. From 1995 through 1996, Mr. Ladin was employed by Banc One, Houston, Texas, as a Credit Risk Underwriter. While at Banc One, Mr. Ladin analyzed and assisted in the structuring of over US$350 million in debt transactions for the bank's energy, manufacturing and real estate customers.

         Mr. Ladin graduated from Tulane University, New Orleans, Louisiana, in 1995 with a Bachelor of Arts in Political Economy. Mr. Ladin is a Chartered Financial Analyst (CFA).

         Noreen Wilson was elected to the Board on August 5, 1999. Mrs. Wilson previously had served on the Board from December 1996 until November 1998 and as the Chief Financial Officer of the Company from June 1997 until November 1998. While with the Company, Mrs. Wilson was primarily involved with the negotiations with the DRSTP and the formation of STPETRO. Mrs. Wilson serves as the Chairman of STPETRO. Mrs. Wilson had been requested by ERHCIG to assist in restructuring the Company and formalizing the Company's position with the DRSTP regarding the overriding royalty interest. TCHC requested that Mrs. Wilson rejoin the Board and continue to help the Company in the DRSTP and with its responsibilities as the manager of STPETRO.

Change of Address

         As a result of the change of control, the Company has moved its principal executive offices from 777 South Flagler Drive, Suite 903, West Palm Beach, Florida 33401 to 16101 La Grande Drive, Suite 100, Little Rock, AR 72223. Its telephone number is (501) 821-6800 and its facsimile number is (501) 821-6888.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Environmental Remediation Holding
                                            Corporation (Registrant)

Dated: August 23, 1999

                                            By: /s/ Geoffrey Tirman
                                             ------------------------
                                             Chairman, President and
                                             Chief Executive Officer


                                            By: /s/ Laura Kleber
                                             ------------------------
                                             Director, Treasurer and
                                             Chief Financial Officer
[Signature Page:  Form 8K 8.23.99]